Exhibit 4.1

EXECUTION VERSION

HEARTWARE INTERNATIONAL, INC.

as Issuer

WILMINGTON TRUST, NATIONAL ASSOCIATION

as Trustee

Second Supplemental Indenture

Dated as of May 13, 2015

to Indenture Dated as of

December 15, 2010

1.75% Convertible Senior Notes due 2021

i

ii

iii

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 13, 2015, between HeartWare International, Inc., a Delaware corporation, and Wilmington Trust, National Association (the “Trustee”), as trustee under the Indenture dated as of December 15, 2010, between the Company and the Trustee (the “Original Indenture”; the Original Indenture as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;

WHEREAS, Section 901(6) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Original Indenture to establish the form and terms of Securities of any series as contemplated by Section 201 and Section 301 of the Original Indenture;

WHEREAS, the Board of Directors (as herein defined) has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to establish a new series of its Securities to be known as its “1.75% Convertible Senior Notes due 2021” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note and the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice, the Form of Assignment and Transfer and the Free Transferability Certificate contemplated under the terms of the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, the Company represents that all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, in each case, have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Scope of Supplemental Indenture. The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For purposes of Article Fifteen of the Original Indenture, the Notes shall constitute a single class of Securities. The provisions of this Supplemental Indenture shall supersede any conflicting provisions in the Original Indenture; provided that (i) if any provision of this Supplemental Indenture conflicts with any provision in Section 602 through Section 611 of the Original Indenture, such provision of the Original Indenture shall govern and (ii) no provision of this Supplemental Indenture shall be construed (a) to supersede any obligation that the Company would otherwise have under the Original Indenture to deliver a Company Order, an Officer’s Certificate or an Opinion of Counsel to the Trustee, or (b) to limit any right that the Trustee would otherwise have under the Original Indenture to request or rely on a Company Order, an Officer’s Certificate or an Opinion of Counsel.

Section 1.02. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires,

(a) the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

(b) all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture;

(c) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Interest” means all amounts of additional interest, if any, payable by the Company pursuant to Section 2.13 or Section 5.03, as applicable.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 4.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such

Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Bid Solicitation Agent, Paying Agent, Security Registrar, Conversion Agent or any other agent appointed pursuant to this Indenture.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depositary, if any, that are applicable to such matter at such time.

“Bid Solicitation Agent” means the Trustee or such other Person as may be appointed, from time to time, by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 4.01(b)(i).

“Board of Directors” means the board of directors of the Company or a committee thereof duly authorized to act for it hereunder.

“Business Day” means, with respect to the Notes, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and limited liability company interests and, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Cash Settlement” has the meaning specified in Section 4.02(a).

“Clause A Distribution” has the meaning specified in Section 4.04(c).

“Clause B Distribution” has the meaning specified in Section 4.04(c).

“Clause C Distribution” has the meaning specified in Section 4.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement” has the meaning specified in Section 4.02(a).

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.001 per share, at the date of this Supplemental Indenture, or such other Reference Property into which the Company’s common stock is changed pursuant to Section 4.06.

“Conversion Agent” shall have the meaning specified in Section 2.03.

“Conversion Date” has the meaning specified in Section 4.02(c).

“Conversion Obligation” has the meaning specified in Section 4.01(a).

“Conversion Price” means, at any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” means, initially, 10.0000 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Corporate Trust Office” means the office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Wilmington Trust, National Association, Corporate Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: HeartWare Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for the Depositary with respect to the Global Notes, or any successor entity.

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the applicable Observation Period, 2.5% of the product of (a) the Conversion Rate in effect on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount, divided by 40.

“Daily Net Share Number” has the meaning specified in the definition of “Daily Settlement Amount” as set forth in this Section 1.02.

“Daily Settlement Amount” means for each of the 40 consecutive Trading Days during the applicable Observation Period:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and

(b) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock (the “Daily Net Share Number”) equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HTWR <equity> AQR” (or its equivalent successor, if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session of the Relevant

Exchange on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session’s trading hours.

“Default” means any event that is, or after notice or passage of time, would be, an Event of Default.

“Depositary” shall initially be The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Depositary” shall mean such successor Depositary.

“Distributed Property” has the meaning specified in Section 4.04(c).

“Effective Date” has the meaning specified in Section 4.03(c).

“Event of Default” has the meaning specified in Section 5.01.

“Ex-Dividend Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Free Transferability Certificate” means a certificate substantially in the form attached hereto as Exhibit B.

A “Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued that any of the following occurs:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company or its Subsidiaries has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b) the consummation of (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination thereof) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (ii) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (iii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one or more of the Company’s Subsidiaries; provided, however, that a transaction described in clause (ii) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not constitute a Fundamental Change pursuant to clause (b);

(c) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or so quoted when issued or exchanged in connection with such transaction or transactions (such shares of common stock, the “Stock Consideration”) and as a result of such transaction or transactions at least 90% of the Reference Property for the Notes, excluding cash payments for fractional shares, consists of such Stock Consideration. In addition, for purposes of this paragraph, a transaction or event that constitutes a Fundamental Change under both clause (a) and clause (b) above shall be deemed to constitute a Fundamental Change solely under clause (b) of this definition of Fundamental Change.

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b).

“Fundamental Change Repurchase Date” has the meaning specified in Section 3.01(a).

“Fundamental Change Repurchase Notice” has the meaning specified in Section 3.01(a)(i).

“Fundamental Change Repurchase Price” has the meaning specified in Section 3.01(a).

“Global Note” means any Note in global form registered in the name of the Depositary or the nominee of the Depositary.

“Holder” means a Person in whose name a Note is registered in the Security Register.

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Initial Notes” has the meaning specified in Section 2.01.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each June 15 and December 15 of each year, beginning on December 15, 2015.

“Last Original Issuance Date” means the last date of original issuance of the Initial Notes (including as Initial Notes, for purposes of this definition only, any Additional Notes that have the same terms and conditions as the Initial Notes if issued during the 13 calendar day period commencing on the date hereof).

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the average of the last quoted bid and ask prices for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined in this Supplemental Indenture and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Market Disruption Event” means (i) a failure by the Relevant Exchange to open for trading during its regular trading session or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day, for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Maturity Date” means December 15, 2021.

“Measurement Period” has the meaning specified in Section 4.01(b)(i).

“Merger Event” has the meaning specified in Section 4.06(a).

“Non-Affiliate Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A.

“Note” or “Notes” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01.

“Notice of Conversion” has the meaning specified in Section 4.02(b).

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to the immediately succeeding clause, if the relevant Conversion Date occurs prior to the 45th Scheduled Trading Day prior to December 15, 2021, the 40 consecutive Trading Day period beginning on, and including, the third Trading Day after such Conversion Date; (ii) subject to the immediately succeeding clause, with respect to Notices of Conversion received on or after the date the Company has delivered a Redemption Notice pursuant to Section 10.02 and prior to the corresponding Redemption Date, the 40 consecutive Trading Days beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the applicable Redemption Date; and (iii) if the relevant Conversion Date occurs on or after the 45th Scheduled Trading Day prior to December 15, 2021, the 40 consecutive Trading Days beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date.

“Officer’s Certificate,” means, with respect to the Notes, a certificate that is delivered to the Trustee and that is signed by an Officer of the Company. Each such certificate shall include the statements provided for in Section 102 of the Original Indenture if and to the extent required by the provisions of such Section and subject to Section 5.11. The Officer giving an Officer’s Certificate pursuant to Section 5.11 shall be the principal executive, financial or accounting officer of the Company.

“OID Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A.

“open of business” means 9:00 a.m. (New York City time).

“Optional Redemption” has the meaning specified in Section 10.01.

“Original Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Outstanding” means, as of any particular time, all Notes authenticated and delivered by the Trustee under the Indenture, except:

(a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 6.01 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.02(a) unless proof satisfactory to the Trustee is presented that any such Notes are held by bona fide purchasers in whose hands such Notes are valid obligations of the Company;

(d) Notes converted pursuant to Article 4 and required to be cancelled pursuant to Section 2.05;

(e) Notes repurchased by the Company pursuant to Article 3 or redeemed by the Company pursuant to Article 10; and

(f) with respect to any direction, consent, waiver or other action taken by Holders of the Notes, Notes that are owned by the Company or any Affiliate thereof.

“Paying Agent” shall have the meaning specified in Section 2.03.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples thereof.

“Physical Settlement” has the meaning specified in Section 4.02(a).

“Redemption Date” has the meaning specified in Section 10.02(a).

“Redemption Notice” has the meaning specified in Section 10.02(a).

“Redemption Notice Date” has the meaning specified in Section 10.02(a).

“Redemption Period” has the meaning specified in Section 10.02(b).

“Redemption Price” has the meaning specified in Section 10.01.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Reference Property” has the meaning specified in Section 4.06(a).

“Regular Record Date,” with respect to any Interest Payment Date for the Notes, means the June 1 or December 1 (whether or not a Business Day) immediately preceding the applicable June 15 or December 15 Interest Payment Date, respectively.

“Relevant Exchange” means The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed.

“Resale Restriction Termination Date” means the date that is the later of (i) the date that is one year after the Last Original Issuance Date or such shorter period of time as permitted by Rule 144 or any successor provision thereto and (ii) such later date, if any, as may be required by applicable law, in either case, as notified in writing by the Company to the Trustee.

“Restricted Event” has the meaning specified in Section 2.13.

“Restricted Note” has the meaning specified in Section 2.11(a)(i).

“Restricted Notes Legend” has the meaning specified in the Form of Note attached hereto as Exhibit A.

“Restricted Stock” has the meaning specified in Section 2.11(b)(i).

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit C hereto.

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereto), as the same may be amended from time to time.

“Sales Price Condition” has the meaning specified in Section 4.01(b)(iv).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Exchange; provided that if the Common Stock is not so listed or admitted for trading on a Relevant Exchange, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Security Register” has the meaning specified in Section 2.02(a).

“Security Registrar” has the meaning specified in Section 2.02(a).

“Settlement Amount” has the meaning specified in Section 4.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 4.02(a)(iii).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the relevant Settlement Notice (or deemed to have been so specified in accordance with Section 4.02(a)(iii)).

“Spin-Off” has the meaning specified in Section 4.04(c).

“Stock Consideration” has the meaning specified in the definition of “Fundamental Change” as set forth in this Section 1.02.

“Stock Price” has the meaning specified in Section 4.03(c).

“Successor Company” has the meaning specified in Section 8.01(a).

“Supplemental Indenture” has the meaning specified in the first paragraph hereof.

“Trading Day” means a day on which (i) trading in the Common Stock generally occurs on the Relevant Exchange or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the Relevant Exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading; and provided, further, that if the Common Stock is not so listed or admitted for trading, “Trading Day” for such purpose means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers (who shall be selected by the Company and whose names and contact information the Company shall provide to the Bid Solicitation Agent); provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of such two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, then such one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally recognized securities dealer on any date, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such date. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when it is required to do so pursuant to Section 4.01(b)(i), instruct the Bid Solicitation Agent to obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and it fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure.

“Trading Price Condition” has the meaning specified in Section 4.01(b)(i).

“Trigger Event” has the meaning specified in Section 4.04(c).

“Trustee” has the meaning set forth in the first paragraph of this Supplemental Indenture.

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c).

Section 1.03. References to Interest. Unless the context otherwise requires, all references to interest on, or in respect of, any Note in the Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 2.13 or Section 5.03, as applicable. Any express mention of the payment of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

THE SECURITIES

Section 2.01. Title and Terms; Payments. There is hereby established a series of Securities designated the “1.75% Convertible Senior Notes due 2021” initially limited in aggregate principal amount to $153,860,000, which amount shall be as set forth in a Company Order for the authentication and delivery of Notes pursuant to Section 303 of the Original Indenture. The Notes shall be issuable in registered form (and shall constitute “Registered Securities” within the meaning of the Original Indenture) without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof.

The principal amount of Notes then outstanding shall be payable on the Maturity Date. Interest on the Notes shall accrue at a rate of 1.75% per annum, from May 13, 2015 or from the most recent date on which interest has been paid or duly provided for, until the principal thereof is paid or made available for payment. Interest on each Note shall be payable on each Interest Payment Date, beginning on December 15, 2015, in arrears, to the Person in whose name such Note is registered on the Security Register at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date. If any Interest Payment Date, the Maturity Date, any Fundamental Change Repurchase Date or any Redemption Date falls on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day and no interest on such payment shall accrue in respect of such delay. Section 112 of the Original Indenture shall not apply to the Notes and shall be superseded in its entirety by this Section 2.01. Payments of the Fundamental Change Repurchase Price, Redemption Price, principal and interest that are payable but are not punctually paid or duly provided for shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law.

The Company may, without the consent of the Holders, upon delivery of an Officer’s Certificate and Opinion of Counsel to the Trustee, hereafter issue additional Notes (“Additional Notes”) under the Indenture with the same terms as the Notes issued on the date of this Supplemental Indenture (the “Initial Notes”) (other than differences in the issue price and interest accrued prior to the issue date of such Additional Notes) in an unlimited aggregate principal amount; provided that if any such Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes shall have a separate CUSIP number. Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to repurchase the Notes.

The Form of Note shall be substantially as set forth in Exhibit A and the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer shall be substantially as set forth in Attachments 1, 2 and 3, respectively, to Exhibit A, each of which is incorporated into and shall be deemed a part of this Supplemental Indenture, and in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the Officers of the Company executing such Notes, as evidenced by their execution of the Notes.

The Company shall pay the principal of, and interest on, any Global Note registered in the name of or held by the Depositary or its nominee in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Note. The Company shall pay the principal of any Physical Notes at the office or agency designated by the Company for that purpose in accordance with Section 2.03.

The Company shall pay, through the Paying Agent, interest on any Physical Notes (A) to a Holder having an aggregate principal amount of $5,000,000 or less, by check mailed to such Holder at its address as it appears in the Security Register and (B) to a Holder having an aggregate principal amount of more than $5,000,000, either by check mailed to such Holder or, upon application by such a Holder to the Security Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to such Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Security Registrar to the contrary. Section 307 of the Original Indenture shall not apply to the Notes and shall be superseded in its entirety by this Section 2.01 and Section 4.02(h).

Section 2.02. Exchange and Registration of Transfer of Notes; Depositary. Sections 203 and 305 of the Original Indenture shall not apply with respect to the Notes, and shall be superseded in their entirety by this Section 2.02, Section 2.11 and Section 2.15.

(a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 2.03, the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed the “Security Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.

Upon surrender for registration of transfer of any Note to the Security Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.02 and Section 2.11, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by the Indenture.

Subject to the other provisions of this Section 2.02 and Section 2.11, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 2.03. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, required repurchase or conversion shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee or the Security Registrar for any registration of transfer or exchange of Notes, but the Company, the Trustee or the Security Registrar may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax payable in connection therewith as long as, in the case of an exchange, such tax is payable as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

None of the Company, the Trustee or the Security Registrar shall be required to exchange or register a transfer of (i) any Note surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Note, or a portion of any Note, surrendered for required repurchase upon the occurrence of a Fundamental Change (and not withdrawn) in accordance with Article 3. In addition, the Company shall not be required to (i) issue, register the transfer of or exchange any Notes during a period beginning at the open of business 15 calendar days before any selection of Notes for redemption and ending at the close of business on the earliest date on which the relevant Redemption Notice is deemed to have been given to all Holders of Notes to be redeemed or (ii) register the transfer of or exchange any Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Notes being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with the Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture as the Notes surrendered upon such registration of transfer or exchange.

Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(b) Subject to the third paragraph of Section 2.02(c), all Notes shall be represented by one or more Global Notes registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note, shall be effected through the Depositary in accordance with the Indenture and the Applicable Procedures.

(c) Notwithstanding any other provisions of the Indenture (other than the provisions set forth in this Section 2.02(c)), a Global Note may not be transferred as a whole or in part except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. The Notes initially shall be issued in the form of one or more Global Notes without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary and (ii) delivered to the Trustee as custodian for the Depositary.

The Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of the relevant Note or Notes, shall authenticate and deliver (i) if (a) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary is not appointed within 90 days or (b) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days, Physical Notes to each Person the Depositary identifies as a beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Notes, in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be cancelled; or (ii) if an Event of Default with respect to the Notes has occurred and is continuing and any beneficial owner identified as such by the Depositary requests through the Depositary that its Global Note (or portion of a Global Note) be issued as a Physical Note, a Physical Note to such beneficial owner in a principal amount corresponding to such beneficial owner’s beneficial interest at the written direction of the Depositary.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.02(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee, and shall bear any legends that such Physical Notes are required to bear under the Indenture. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, cancelled, repurchased or transferred, such Global Note shall be, upon receipt thereof, cancelled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, cancelled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase. If any Physical Note is exchanged or transferred for part of a Global Note and no Global Notes are then Outstanding, the Company shall promptly execute and deliver to the Trustee, and the Trustee, upon receipt of a Company Order, shall authenticate, a new Global Note in the appropriate aggregate principal amount.

Neither the Company, the Trustee nor any Agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

A legend in substantially the following form shall appear on the face of all Global Notes:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED

REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Section 2.03. Maintenance of Office or Agency. Section 1002 of the Original Indenture shall not apply with respect to the Notes, and shall be superseded in its entirety by this Section 2.03. The Company shall maintain an office or agency where the Notes may be surrendered for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company hereby initially designates the Trustee as the Paying Agent, Bid Solicitation Agent, Custodian and Conversion Agent and the Corporate Trust Office and the agency of the Trustee in Minneapolis, Minnesota shall be considered as an office or agency of the Company for each of the aforesaid purposes. The Company may change the Paying Agent or Security Registrar without prior notice to the Holders, and the Company may act as Paying Agent or Security Registrar.

The Place of Payment of the Notes for purposes of the Original Indenture shall be the location of the Paying Agent, as designated by the Company from time to time in accordance with this Section 2.03.

Section 2.04. Reporting Requirement. Section 703(1) of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Section 2.04. The reference to paragraph (1) of Section 703 of the Original Indenture in paragraph (3) of Section 703 of the Original Indenture shall be deemed to be a reference to this Section 2.04. The Company shall file with the Trustee within 15 days after the Company is required to file the same with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Any such document or report that the Company files with the SEC via the EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 2.04 as of the time such document or report is filed via the EDGAR system.

If at any time the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, furnish to Holders, beneficial owners or prospective purchasers of the Notes or any shares of Common Stock issuable upon conversion of the Notes, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any Holder or beneficial owner of such Notes may reasonably request to the extent from time to time required to enable such Holders or beneficial owners to sell such Notes in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

Section 2.05. Purchase and Cancellation. Section 310 of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Section 2.05. The Company shall cause all Notes redeemed upon an Optional Redemption, surrendered for payment, required repurchase upon the occurrence of a Fundamental Change, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation. All Notes delivered to the Trustee shall be cancelled promptly by the Trustee. No Notes shall be authenticated in exchange for any Notes cancelled, as provided herein. The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, without giving prior notice to Holders, whether by the Company or the Company’s Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, and such Notes shall no longer be considered Outstanding upon their repurchase.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. Section 306 of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Section 2.06. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an Authenticating Agent shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such Authenticating Agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense (including, without limitation, the reasonable fees and expenses of counsel) caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such Authenticating Agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such Authenticating Agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such Authenticating Agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or has been surrendered for required repurchase or has been surrendered for conversion in accordance with Article 4 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such Authenticating Agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) the Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

Section 2.07. Who Are Deemed Absolute Owners. Section 309 of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Section 2.07. The Company, the Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent and the Security Registrar may deem the Person in whose name a Note shall be registered upon the Security Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or the Security Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.01) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor the Security Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder, or upon its order, shall be valid, and, to the extent of the sum or sums so paid or shares of Common Stock so delivered, effectual to satisfy and discharge the liability for monies payable upon any such Note or shares deliverable in respect of any conversion thereof, as applicable. Notwithstanding anything to the contrary in the Indenture or the Notes following an Event of Default, any Holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of the Indenture.

Section 2.08. Company Owned Notes. Notwithstanding clause (f) of the definition of “Outstanding” in Section 1.02, (x) for the purpose of determining whether the Trustee shall be protected in relying on any direction, consent, waiver or other action by Holders, only Notes that a Responsible Officer knows are owned by the Company or any Affiliate thereof shall be disregarded and deemed not to be Outstanding pursuant to such clause (f) and (y) Notes owned by the Company or any Affiliate thereof that have been pledged in good faith may be regarded as Outstanding under the Indenture and the Notes if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to take the relevant action with respect to such Notes and that the pledgee is not the Company or an Affiliate thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of the Company or any Affiliate thereof; and, subject to Section 602 of the Original Indenture, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

Section 2.09. Revocation of Consents. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 104 of the Original Indenture, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in the Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 104(a) of the Original Indenture, revoke such action so far as concerns such Note.

Section 2.10. Temporary Notes. Section 304 of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Section 2.10. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an Authenticating Agent shall, upon written request of the Company as set forth in a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company and notified to the Trustee in writing. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such Authenticating Agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company will execute and deliver to the Trustee or such Authenticating Agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 2.03 and the Trustee or such Authenticating Agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under the Indenture as Physical Notes authenticated and delivered hereunder; provided that any such temporary Notes shall bear legends on the face of such Notes as set forth in the Form of Note attached hereto as Exhibit A and/or Sections 2.11 and 2.15.

Section 2.11. Transfer Restrictions. Notwithstanding anything to the contrary, to the extent of any inconsistencies between this Section 2.11 and the Original Indenture, the relevant provisions of the Original Indenture shall not apply to the Notes and, with respect to the Notes, shall be superseded in their entirety by this Section 2.11.

(a) Restricted Notes.

(i) Every Note (and any security issued in exchange therefor or substitution thereof) that bears, or that is required under this Section 2.11 to bear, the Restricted Notes Legend shall be deemed to be a “Restricted Note.” Each Restricted Note shall be subject to the restrictions on transfer set forth in the Indenture (including in the Restricted Notes Legend) and shall bear the restricted CUSIP number for the Notes unless the Company notifies the Trustee in writing that such restrictions on transfer are eliminated or otherwise waived by written consent, in the form of an Officer’s Certificate, of the Company (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein), and each Holder of a Restricted Note, by such Holder’s acceptance of such Restricted Note, shall be deemed to be bound by the restrictions on transfer applicable to such Restricted Note.

(ii) Until the Resale Restriction Termination Date, any Note shall bear the Restricted Notes Legend unless:

(A) (i) such Note was transferred pursuant to a registration statement that was effective under the Securities Act at the time of such transfer;

(ii) such Note was transferred pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or

(iii) the Company otherwise agrees to remove the Restricted Notes Legend; and

(B) the Company delivers written notice to the Trustee and the Security Registrar (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein) stating that the Restricted Notes Legend may be removed from such Note.

(iii) In addition, until the Resale Restriction Termination Date, no transfer of any Restricted Note will be registered by the Security Registrar unless the transferring Holder delivers to the Trustee a completed notice substantially in the form of the Form of Assignment and Transfer.

(iv) On and after the Resale Restriction Termination Date, any Note will bear the Restricted Note Legend if at any time the Company determines that, to comply with law, such Note must bear the Restricted Notes Legend and the Company notifies the Trustee in writing.

(b) Restricted Stock.

(i) Every share of Common Stock issued upon conversion of Notes which share bears, or that is required under this Section 2.11 to bear, the Restricted Stock Legend shall be deemed to be “Restricted Stock”. Each share of Restricted Stock shall be subject to the restrictions on transfer set forth in the Indenture (including in the Restricted Stock Legend) and shall bear a restricted CUSIP number unless such restrictions on transfer are eliminated or otherwise waived by written consent (including, without limitation, by the Company’s delivery of the Free Transferability Certificate in connection with the Notes as provided herein) of the Company, and each Holder of Restricted Stock, by such Holder’s acceptance of Restricted Stock, shall be deemed to be bound by the restrictions on transfer applicable to such Restricted Stock.

(ii) Until the Resale Restriction Termination Date, any shares of Common Stock issued upon the conversion of a Note, and any shares of Common Stock issued upon conversion of a Restricted Note, will be issued in book-entry form by or on behalf of the Company and will bear the Restricted Stock Legend unless the Company delivers written notice to the transfer agent for the Common Stock stating that such shares of Common Stock need not bear the Restricted Stock Legend.

(iii) On and after the Resale Restriction Termination Date, shares of Common Stock shall be issued in book-entry form and shall bear the Restricted Stock Legend at any time the Company reasonably determines that, to comply with law, such shares of Common Stock must bear the Restricted Stock Legend.

(c) As used in this Section 2.11, the term “transfer” means any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note, any interest therein or any Restricted Stock.

(d) All Notes, whether Global Notes or Physical Notes, are required to bear the OID Legend at all times, unless otherwise determined by the Company (with written notice to the Trustee), whether before or after the Resale Restriction Termination Date. All Notes, whether Global Notes or Physical Notes, are required to bear the Non-Affiliate Legend at all times prior to the Resale Restriction Termination Date, unless such Notes or the shares of Common Stock, if any, issuable upon conversion thereof, as applicable, have been sold pursuant to an effective registration statement under the Securities Act that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration under the Securities Act provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice to the Trustee.

Section 2.12. Expiration of Restrictions. Notwithstanding anything to the contrary, to the extent of any inconsistencies between this Section 2.12 and the Original Indenture, the relevant provisions of the Original Indenture shall not apply to the Notes and, with respect to the Notes, shall be superseded in their entirety by this Section 2.12.

(a) Physical Notes. Any Physical Note (or any security issued in exchange or substitution therefor) that does not constitute a Restricted Note may be exchanged for a new Note or Notes of like tenor and aggregate principal amount that do not bear the Restricted Notes Legend. To exercise such right of exchange, the Holder of such Note must surrender such Note in accordance with the provisions of Section 2.15 and deliver any additional documentation required by the Indenture in connection with such exchange.

(b) Global Notes; Resale Restriction Termination Date.

(i) If, on the Resale Restriction Termination Date, or the next succeeding Business Day if the Resale Restriction Termination Date is not a Business Day, any Notes are Restricted Notes the Company will use commercially reasonable efforts to, on or prior to the date five calendar days following the Resale Restriction Termination Date, deliver written notice to the Trustee and the Security Registrar (including, without limitation, by the Company’s delivery of the Free Transferability Certificate as provided herein) stating that the Restricted Notes Legend may be removed from such Restricted Notes and, if at such time any such Notes are represented by a Global Note that is a Restricted Note, immediately upon receipt of such notice by each of the Trustee and the Security Registrar:

(A) the Restricted Notes Legend shall be deemed removed from each of the Global Notes specified in such notice and the restricted CUSIP number shall be deemed removed from each of such Global Notes and deemed replaced with the unrestricted CUSIP number;

(B) the Restricted Stock Legend shall be deemed removed from any shares of Common Stock previously issued upon conversion of the Notes; and

(C) thereafter, shares of Common Stock issued upon conversion of the Notes shall be assigned an unrestricted CUSIP number and shall not bear the Restricted Stock Legend (except as provided in Section 2.11(b)(iii)) or any similar legend.

(ii) Promptly after the Resale Restriction Termination Date, the Company will provide Bloomberg LLP (“Bloomberg”) with a copy of the Free Transferability Certificate and will use commercially reasonable efforts to cause Bloomberg to adjust its screen page for the Notes to indicate that the Notes are no longer Restricted Notes and are then identified by an unrestricted CUSIP number.

(iii) Prior to the Company’s delivery of the Free Transferability Certificate and afterwards, the Company and the Trustee will comply with the Applicable Procedures and the Company shall otherwise use commercially reasonable efforts to cause each Global Note that is not required to bear the Restricted Notes Legend to be identified by an unrestricted CUSIP number in the facilities of the Depositary by the date the Free Transferability Certificate is delivered to the Trustee and the Security Registrar or as promptly as possible thereafter.

(iv) Notwithstanding anything to the contrary in Sections 2.12(b)(i), (ii) or (iii), the Company will not be required to deliver the Free Transferability Certificate, cause Bloomberg to adjust its screen page for the Notes, remove the Restricted Notes Legend from any Restricted Note or cause any Global Note to be identified by an unrestricted CUSIP number if it reasonably believes that removal of the Restricted Notes Legend or the changes to the CUSIP numbers for the Notes could result in or facilitate transfers of the Notes in violation of applicable law (it being understood that, in certain circumstances, Additional Interest may accrue pursuant to Section 2.13(b) in respect of such event).

Section 2.13. Additional Interest.

As used in this Section 2.13, “affiliate” has the meaning given to it under Rule 144.

(a) If, at any time during the six-month period beginning on, and including, the date which is six months after the Last Original Issuance Date, the Company fails to timely file any document or report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), as applicable, or the Notes are not otherwise freely tradable by Holders other than affiliates of the Company (as a result of restrictions pursuant to U.S. securities law or the terms of the Indenture or the Notes), the Company shall pay Additional Interest on the Notes at a rate equal to (i) 0.25% per annum of the principal amount of the Notes then Outstanding for the first 90 days during the period for which the Company’s failure to file has occurred and is continuing and (ii) 0.50% per annum of the principal amount of the Notes then Outstanding for each day during the remaining portion of such period, if any, for which the Company’s failure to file has occurred and is continuing. Any such payment of Additional Interest on the Notes shall be the sole remedy relating to any failure to file or to have the Notes otherwise freely tradable during any such period.

(b) Further, if, at any time on or after the 370th day after the Last Original Issuance Date of the Notes, the Restricted Notes Legend has not been removed from the Notes, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable pursuant to Rule 144 without restrictions by Holders other than affiliates of the Company (or Holders that were affiliates of the Company within the preceding three months) (as a result of restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes) (each, a “Restricted Event”), the Company shall pay Additional Interest on the Notes for each day on which such Restricted Event is continuing at an annual rate equal to (i) 0.25% per annum of the principal amount of the Notes then Outstanding for the first 90 days of such period and (ii) 0.50% per annum of the principal amount of the Notes then Outstanding after the first 90 days of such period. Any such payment of Additional Interest on the Notes shall be the sole remedy relating to any Restricted Event during any such period. In no event shall the rate of any Additional Interest payable under this Section 2.13, when taken together with that of any Additional Interest payable under Section 5.03, exceed a total rate of 0.50% per annum.

(c) Such Additional Interest, if any, that is payable under this Section 2.13 shall be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

Section 2.14. Restriction on Resales. The Company shall not, and shall procure that no “affiliate” (as defined under Rule 144) of the Company shall, resell any of the Notes that constitute “restricted securities” under Rule 144 that have been reacquired by the Company or any such “affiliate” (as defined under Rule 144).

ARTICLE 3

FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON

Section 3.01. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, then each Holder of a Note shall have the right, at such Holder’s option, to require the Company to repurchase for cash such Holder’s Note, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on a Business Day (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 nor more than 35 calendar days following the date the Company delivers the related Fundamental Change Company Notice pursuant to Section 3.01(b), at a repurchase price equal to 100% of the principal amount of the Note to be repurchased pursuant to this Article 3, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of such accrued and unpaid interest, if any, on the Interest Payment Date to the Holder of record of such Note on such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Note to be repurchased pursuant to this Article 3.

To exercise the right to require the Company to repurchase its Note or a portion thereof upon a Fundamental Change pursuant to this Section 3.01, a Holder must:

(i) deliver to the Paying Agent, in the case of a Physical Note, a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, and comply with the Applicable Procedures for surrendering interests in Global Notes if such Note is represented by an interest in a Global Note, in each case, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii) deliver such Note, in the case of a Physical Note, to the Paying Agent together with, or at any time after, delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or effect book-entry transfer of such Note (or such portion of a Note), if such Note is represented by an interest in a Global Note, in compliance with the Applicable Procedures, in each case such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

Each Fundamental Change Repurchase Notice in respect of any Note (or portion of a Note) to be repurchased shall state:

(A) if such Note is a Physical Note, the certificate number of such Note;

(B) the portion of the principal amount of such Note to be repurchased, which must be $1,000 or an integral multiple of $1,000 thereof; and

(C) that such Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if such Note is represented by an interest in a Global Note, the Fundamental Change Repurchase Notice must also comply with the Applicable Procedures.

(b) On or before the 20th calendar day after (i) the date the Company knew or reasonably should have known that the Fundamental Change occurred, in the case of a Fundamental Change described under clause (a) of the definition thereof, or (ii) the date the Fundamental Change occurred, in the case of any other Fundamental Change, the Company shall provide to all Holders of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right of the Holders arising as a result thereof. For the purpose of clause (i) of the preceding sentence, the Company shall be deemed to know of any Schedule TO or any other schedule, form or report filed under the Exchange Act by any person or group. Such notice shall be sent by first class mail or, in the case of any Global Notes, in accordance with the Applicable Procedures for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 3;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate in effect on the date of the Fundamental Change Repurchase Notice and, if applicable, any adjustments that will be made to the Conversion Rate;

(viii) if applicable, that the Note with respect to which a Fundamental Change Repurchase Notice has been delivered by the Holder thereof may be converted only if such Holder withdraws such Fundamental Change Repurchase Notice in accordance with Section 3.03; and

(ix) the procedures that a Holder must follow to require the Company to repurchase its Note.

No failure of the Company to give the foregoing notices and no defect therein shall limit the repurchase rights of the Holders of Notes or affect the validity of the proceedings for the purchase of the Notes pursuant to this Section 3.01.

(c) Notwithstanding the foregoing, there shall be no repurchase of any Note pursuant to this Section 3.01 on any date if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from an Event of Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to any Note). The Paying Agent shall promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from an Event of Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to any Note), and any instructions for book-entry transfer of Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect to such Notes shall be deemed to have been withdrawn.

Section 3.02. Effect of Fundamental Change Repurchase Notice. Upon receipt by the Paying Agent of a Fundamental Change Repurchase Notice specified in Section 3.01, the Holder of the Note in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 3.03) thereafter be entitled to receive the Fundamental Change Repurchase Price in cash with respect to such Note. Such Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the Fundamental Change Repurchase Date with respect to such Note (provided the conditions in Section 3.01 have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01.

Section 3.03. Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice with respect to any Note may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 3.03 at any time prior to the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date, specifying:

(a) the principal amount of such Note with respect to which such notice of withdrawal is being submitted;

(b) if such Note is a Physical Note, the certificate number of such withdrawn Note; and

(c) the principal amount, if any, of such Note that remains subject to such Fundamental Change Repurchase Notice, which must be $1,000 or an integral multiple thereof;

provided, however, that if such Note is a Global Note, the notice must comply with the Applicable Procedures.

The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Repurchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

Section 3.04. Deposit of Fundamental Change Repurchase Price. Prior to 11:00 a.m. (local time in The City of New York) on the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, the Company or such Subsidiary or Affiliate shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Repurchase Price for each Note or portion of a Note that is to be repurchased as of the Fundamental Change Repurchase Date. If the Paying Agent on the Fundamental Change Repurchase Date holds cash sufficient to pay the Fundamental Change Repurchase Price of all Notes for which a Fundamental Change Repurchase Notice has been delivered and not withdrawn in accordance with this Article 3 as of the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, then as of such Fundamental Change Repurchase Date, (a) such Notes shall cease to be outstanding and interest on such Notes shall cease to accrue (whether or not book-entry transfer of such Notes is made or whether or not such Notes are delivered to the Paying Agent, as applicable) and (b) all other rights of the Holders with respect to such Notes shall terminate (other than the right to receive the Fundamental Change Repurchase Price of such Notes upon delivery or book-entry transfer of such Notes).

Section 3.05. Notes Repurchased in Whole or in Part. Upon surrender of any Note to be repurchased in part pursuant to this Article 3 to the Paying Agent in accordance with Section 3.01(a), the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.

Section 3.06. Covenant to Comply With Applicable Laws Upon Purchase of Notes. In connection with any offer to repurchase Notes under Section 3.01, the Company shall, in each case if required under such law or regulation, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws, in each case, so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.

Section 3.07. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof that the Company is obligated to repurchase as of the Fundamental Change Repurchase Date, then, following the Fundamental Change Repurchase Date, upon receipt of a Company Order, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE 4

CONVERSION

Section 4.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 4, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note (i) upon satisfaction of one or more of the conditions described in Section 4.01(b), prior to the close of business on the Business Day immediately preceding June 15, 2021 under the circumstances and during the periods set forth in Section 4.01(b), and (ii) regardless of whether any of the conditions set forth in Section 4.01(b) has been met, at any time on or after June 15, 2021 and prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, in each case, at the Conversion Rate (subject to the settlement provisions of Section 4.02, the “Conversion Obligation”).

(b) (i) Prior to the close of business on the Business Day immediately preceding June 15, 2021, the Notes may be surrendered for conversion in accordance with the Indenture during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with this subclause (i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day (the “Trading Price Condition”). The Company shall provide written notice to the Bid Solicitation Agent of the independent nationally recognized securities dealer or dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination by Company Order; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate, at which time the Company shall instruct the Bid Solicitation Agent by Company Order to determine the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If the Trading Price Condition has been met pursuant to such determination, the Bid Solicitation Agent shall so notify the Company and the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee), in each case within one Business Day of the Trading Price Condition being met. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) within one Business Day.

(ii) If the Company elects to:

(A) issue to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement of such issuance, to subscribe for or purchase shares of its Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of such announcement; or

(B) distribute to all or substantially all holders of its Common Stock the Company’s assets, securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company must notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, the Notes may be surrendered for conversion at any time until the earlier of close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time. Notes may not be surrendered for conversion pursuant to this Section 4.01(b)(ii) if Holders of such Notes have the right to participate (solely as a result of holding the Notes, and at the same time and on the same terms as common stockholders participate) in any of the transactions described in this Section 4.01(b)(ii) as if such Holders held a number of shares of the Common Stock, for each $1,000 principal amount of such Notes, equal to the applicable Conversion Rate, without having to convert such Notes.

(iii) If a transaction or event that constitutes (1) a Fundamental Change, (2) a Make-Whole Fundamental Change or (3) a consolidation, merger, combination or statutory share exchange involving the Company, or a sale, lease or other transfer of all or substantially all of its assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, in each case occurs, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 3.01, the Notes may be surrendered for conversion at any time from or after the date that is 35 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives notice of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) (i) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 35 Scheduled Trading Days prior to the anticipated effective date of such transaction or (ii) if the Company does not have knowledge of such transaction at least 35 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction but in no event later than the actual effective date of such transaction.

(iv) Prior to the close of business on the Business Day immediately preceding June 15, 2021, the Notes may be surrendered for conversion during any calendar quarter commencing after the calendar quarter ending on June 30, 2015 (and only during such calendar quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day (the “Sales Price Condition”). The Company shall determine at the beginning of each calendar quarter commencing after the calendar quarter ending on June 30, 2015 whether the Sales Price Condition has been met and, if the Company determines that the Sales Price Condition has been met, the Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing as soon as reasonably practicable after such determination.

(v) If the Company calls all or a portion of the Notes for Optional Redemption pursuant to Article 10, a Holder (whether or not the Notes owned by such Holder are subject to such Optional Redemption) may convert such Notes at any time until the close of business on the Business Day immediately preceding the applicable Redemption Date (or, if the Company fails to pay the Redemption Price on such Redemption Date, such later date on which the Company pays the Redemption Price). Neither the Trustee nor the Conversion Agent shall have any obligation (x) to determine whether the condition described in this Section 4.01(b)(v) has occurred or (y) to verify the Company’s determination regarding such condition.

Section 4.02. Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 4.02, Section 4.03(b) and Section 4.06(a), upon conversion of any Note, the Company shall satisfy its Conversion Obligation by paying or delivering, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (j) of this Section 4.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (j) of this Section 4.02 (“Combination Settlement”), at its election, as set forth in this Section 4.02.

(i) All conversions occurring on or after June 15, 2021 shall be settled using the same Settlement Method. All conversions occurring during a Redemption Period shall be settled using the Settlement Method specified in the Redemption Notice relating to such Redemption Period.

(ii) Prior to June 15, 2021, and other than conversions occurring during any Redemption Period, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with Conversion Dates that occur on different Trading Days.

(iii) If, in respect of any Conversion Date or period of potential Conversion Dates, the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date or such period, as the case may be, the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders (or in the case of a period of potential Conversion Dates, to all Holders) no later than the close of business on the second Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring (i) on or after June 15, 2021, no later than June 15, 2021 or (ii) during a Redemption Period, on the Redemption Notice Date relating to such Redemption Period). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount shall be equal to $1,000. If the Company delivers a Settlement Notice in accordance with the second preceding sentence electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount in such Settlement Notice, the Specified Dollar Amount shall be deemed to be $1,000. Each Settlement Notice shall specify (x) the relevant Settlement Method and (y) in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount.

(iv) The amount of cash, if any, and number of shares of Common Stock, if any, payable or deliverable by the Company upon any conversion of a Note (the “Settlement Amount”) shall be computed as follows:

(A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of such Note being converted, a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date together with cash in lieu of any fractional shares;

(B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of such Note being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the relevant Observation Period; and

(C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of such Note being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the relevant Observation Period.

(v) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b) Subject to Section 4.02(d) and Section 4.02(e), before any Holder of a Note, or beneficial owner of an interest in a Global Note, shall be entitled to convert a Note as set forth above, such Holder or beneficial owner shall (i) in the case of a Global Note, comply with the Applicable Procedures for converting a beneficial interest in a Global Note and, if required, pay funds equal to the amount of interest payable on the next Interest Payment Date to which such Holder is not entitled pursuant to Section 4.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”), at the office of the Conversion Agent and state in writing therein the principal amount of such Note to be converted and the name or names (with addresses) in which such Holder wishes any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to the amount of interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 4.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 4 on the Conversion Date for such conversion. No Notice of Conversion may be delivered with respect to any Note by the Holder thereof if such Holder has delivered a Fundamental Change Repurchase Notice to the Paying Agent in respect of such Note and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 3.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) Each conversion of a Note shall be deemed to have been effected at the close of business on the date (the “Conversion Date”) that the Holder thereof has complied with the requirements set forth in subsection (b) above. Subject to Section 4.03(b) and Section 4.06(a), upon conversion of a Note, the Company shall pay or deliver, as the case may be, the consideration due in respect of the relevant Conversion Obligation (i) on the third Business Day immediately following the relevant Conversion Date, if the Company elects to satisfy such Conversion Obligation by Physical Settlement, or (ii) on the third Business Day immediately following the last Trading Day of the relevant Observation Period, if the Company elects to satisfy such Conversion Obligation by any other Settlement Method. If any shares of Common Stock are due to a converting Holder, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or make a book-entry transfer through the Depositary to such Holder or such Holder’s nominee or nominees for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Common Stock upon conversion, unless such tax is due because such Holder requests such shares to be issued in a name other than such Holder’s name, in which case such Holder shall pay such tax. The Company may refuse to deliver the shares of Common Stock being issued in a name other than the Holder’s name until the Company receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 4.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Note as provided in this Article 4.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive a separate cash payment for any accrued and unpaid interest (including original issue discount), except as set forth below. Upon conversion of a Note, the Company’s settlement of its Conversion Obligation with respect to such Note in accordance with this Section 4.02 shall be deemed to satisfy in full the Company’s obligation to pay the principal amount of such Note and any accrued and unpaid interest (including original issue discount) to, but not including, the Conversion Date. As a result, any accrued and unpaid interest (including original issue discount) to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes to which Combination Settlement applies, any accrued and unpaid interest (including original issue discount) shall be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding such conversion. However, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the second Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date and the relevant Conversion Date occurs after such Regular Record Date and on or prior to such Interest Payment Date; or (4) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note. For the avoidance of doubt, all record Holders on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date regardless of whether their Notes have been converted following such Regular Record Date.

(i) The Person in whose name the shares of Common Stock issuable upon conversion are to be registered, or to whom book entry transfer of such shares is to be made, pursuant to Section 4.02(c) shall be treated as if such person were the holder of record of such shares as of (i) the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or (ii) the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), in each case solely for the purpose of receiving or participating in any dividend, distribution, issuance, share split or combination, tender or exchange offer or any other event that would lead to a Conversion Rate adjustment pursuant to Section 4.03 or Section 4.04. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion, except for purposes of Section 4.02(h) and receiving consideration due upon conversion.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 4.03. Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with a Make-Whole Fundamental Change or a Redemption Notice. (a) If (i) a Make-Whole Fundamental Change occurs, or (ii) the Company issues a Redemption Notice pursuant to Section 10.02, and, in each case of (i) or (ii), a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or such Redemption Notice, as applicable, then, in either case, the Company shall, under the circumstances described below in this Section 4.03, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as set forth below in this Section 4.03. The conversion of a Note shall be deemed for these purposes to be “in connection with” (x) a Make-Whole Fundamental Change if the Notice of Conversion with respect to such Note is received by the Conversion Agent from, and including, the Effective Date of such Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) or (y) a Redemption Notice, if the Notice of Conversion of the Notes is received by the Conversion Agent from, and including, the related Redemption Notice Date until the close of business on the Business Day immediately preceding the related Redemption Date as provided in Article 10.

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 4.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change (without giving effect to the proviso therein), the Reference Property is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate in effect on the Conversion Date (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be determined as of the Conversion Date and such amount of cash shall be paid to the converting Holder on the third Business Day following the relevant Conversion Date. The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) or the Redemption Notice Date, as applicable, and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock as determined under the two immediately succeeding sentences. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change (without giving effect to the proviso therein), the Stock Price shall be the cash amount paid per share of Common Stock. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change or the Redemption Notice Date, as applicable. The Board of Directors as evidenced by a Board Resolution shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.

(d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 4.04.

(e) The following table sets forth the number of Additional Shares to be added to the Conversion Rate per $1,000 principal amount of Notes pursuant to this Section 4.03 for each Stock Price and Effective Date or Redemption Notice Date, as the case may be, set forth below:

Stock Price

Effective Date/Redemption Notice Date	$76.60	$85.00	$90.00	$100.00	$115.00	$130.00	$150.00	$175.00	$225.00	$300.00	$400.00
May 13, 2015	3.0548	2.4752	2.2001	1.7611	1.2961	0.9792	0.6949	0.4693	0.2286	0.0755	0.0000
December 15, 2016	3.0548	2.3468	2.0630	1.6158	1.1530	0.8468	0.5813	0.3789	0.1748	0.0542	0.0000
December 15, 2017	3.0548	2.2804	1.9837	1.5218	1.0537	0.7527	0.5001	0.3153	0.1388	0.0409	0.0000
December 15, 2018	3.0548	2.2118	1.8954	1.4104	0.9335	0.6393	0.4045	0.2430	0.1009	0.0289	0.0000
December 15, 2019	3.0548	2.1152	1.7691	1.2505	0.7652	0.4869	0.2836	0.1585	0.0617	0.0171	0.0000
December 15, 2020	3.0548	1.9521	1.5504	0.9751	0.4947	0.2655	0.1315	0.0673	0.0268	0.0076	0.0000
December 15, 2021	3.0548	1.7611	1.1074	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date or Redemption Notice Date, as the case may be, may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the relevant date is between two such dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices or the earlier and later Effective Dates or Redemption Notice Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $400.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $76.60 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 13.0548 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 4.04.

(f) Nothing in this Section 4.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 4.04 in respect of a Make-Whole Fundamental Change.

Section 4.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustment to the Conversion Rate if each Holder participates (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding its Notes, in any of the transactions described in this Section 4.04, without having to convert its Notes, as if it held a number of shares of Common Stock, per $1,000 principal amount of its Notes, equal to the Conversion Rate.

(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after and solely as a result of giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors as evidenced by a Board Resolution determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of this Section 4.04(a), “effective date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

(b) If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of such announcement, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For the purpose of this Section 4.04(b) and for the purpose of Section 4.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 4.04(a) or Section 4.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 4.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 4.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any Distributed Property for purposes of this Section 4.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.02 as if references therein (and in the definition of Relevant Exchange as set forth in Section 1.02) to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period but shall be given effect immediately after the open of business on the Ex-Dividend Date for the Spin-Off; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 4.04(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the relevant Conversion Date. If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion, references in the portion of this Section 4.04(c) related to Spin-Offs to 10 Trading Days shall be deemed replaced, for purposes of calculating the daily Conversion Rates for such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Observation Period.

For purposes of this Section 4.04(c) (and subject in all respects to Section 4.10), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c) (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c). If any such right, option or warrant are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been repurchased without exercise by any Holders thereof, upon such final repurchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 4.04(a), Section 4.04(b) and this Section 4.04(c), if any dividend or distribution to which this Section 4.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 4.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 4.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(a) and Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 4.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 4.04(b).

(d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share that the Company distributes to holders of its Common Stock.

Any increase pursuant to this Section 4.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of such Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned on the relevant Record Date a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1)
OS0 × SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;
CR1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;
AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;
OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);
OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and
SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 4.04(e) shall be determined at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires but shall be given effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 4.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Trading

Day next succeeding the expiration date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. If the Trading Day immediately following the date the tender or exchange offer expires is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of any conversion references in this Section 4.04(e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected daily Conversion Rates for such conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day immediately following the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.

(f) Notwithstanding this Section 4.04 or any other provision of the Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date (or such Holder’s nominee or nominees) would be treated as if such person were the record holder of the shares of Common Stock as of the related Conversion Date for the purpose of participating in the event giving rise to such Conversion Rate adjustment pursuant to Section 4.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in Section 4.03 and this Section 4.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 4.04 and Section 4.03, and to the extent permitted by applicable law and subject to the applicable rules of The NASDAQ Global Select Market and any other exchange on which any of the Company’s securities are then listed (i) the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest and (ii) the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to the preceding sentence, subject to the Applicable Procedures, the Company shall deliver to the Holder of each Note at its last address appearing on the Security Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h) All adjustments to the Conversion Rate and other calculations under this Article 4 with respect to a number of shares shall be made to the nearest one ten-thousandth (1/10,000) of a share.

(i) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and, subject to the Applicable Procedures, shall deliver such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Security Register. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(j) For purposes of this Section 4.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Except as set forth in the Indenture, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.

(k) Notwithstanding any of the foregoing, if:

(i) the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation through Combination Settlement and shares of Common Stock are deliverable to settle the Daily Net Share Number for a given Trading Day within the Observation Period applicable to Notes that a Holder has converted;

(ii) any distribution or transaction described in subsections (a), (b), (c), (d) and (e) of this Section 4.04 has not yet resulted in an adjustment to the Conversion Rate on the Trading Day in question; and

(iii) the shares of Common Stock that such Holder will receive in respect of such Trading Day are not entitled to participate in the relevant distribution or transaction (because such shares of Common Stock were not held on a related Record Date or otherwise), then the Company shall adjust in a commercially reasonable manner the number of shares of Common Stock that it delivers to such Holder in respect of the relevant Trading Day to reflect the relevant distribution or transaction.

Notwithstanding any of the foregoing, if:

(i) the Company elects to satisfy (or is otherwise required to satisfy) its Conversion Obligation solely in shares of Common Stock (other than cash in lieu of any fractional shares);

(ii) any distribution or transaction described in subsections (a), (b), (c), (d) and (e) of this Section 4.04 has not yet resulted in an adjustment to the Conversion Rate on a given Conversion Date; and

(iii) the shares of Common Stock that a Holder will receive on settlement of the related conversion are not entitled to participate in the relevant distribution or transaction (because such shares of Common Stock were not held on a related Record Date or otherwise), then the Company shall adjust in a commercially reasonable manner the number of shares of Common Stock that it delivers to such Holder in respect of such conversion of Notes to reflect the relevant distribution or transaction.

(l) Because a deemed dividend for U.S. federal income tax purposes that results from an adjustment to, or failure to adjust adequately, the Conversion Rate would not give rise to any cash from which any applicable withholding tax (including backup withholding) could be satisfied, if withholding taxes (including backup withholding) are paid on behalf of a Holder or beneficial owner, those withholding taxes may be set off against payments of cash or shares of Common Stock, if any, payable on the Notes (or, in some circumstances, against any payments on the shares of Common Stock).

Section 4.05. Adjustments of Prices. Whenever any provision of the Indenture requires the Company to calculate Last Reported Sale Prices, Daily VWAPs, Daily Conversion Values or Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period, if any, over which the Stock Price is determined for purposes of a Make-Whole Fundamental Change or a conversion in connection with a Redemption Notice), the Board of Directors as evidenced by a Board Resolution shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of such event occurs, at any time during the period when such Last Reported Sale Prices, Daily VWAPs, Daily Conversion Values or Daily Settlement Amounts are to be calculated.

Section 4.06. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii) any consolidation, merger or combination involving the Company,

(iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety, or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such

Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture under Section 7.01(f) providing for such change in the right to convert each $1,000 principal amount of Notes, which change is hereby deemed, for purposes of Section 7.01(f), to not adversely affect the rights of any Holder; provided, however, that at and after the effective time of such Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 4.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 4.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 4.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible (subject to the preceding sentence) shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders receive only cash in such Merger Event, then for all conversions with Conversion Dates that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the relevant Conversion Date (as may be increased by any Additional Shares pursuant to Section 4.03), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy its Conversion Obligation with respect to each such conversion by paying cash to converting Holders on the third Business Day immediately following the relevant Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 4. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b) In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 4.06, the Company shall promptly file with the Trustee an Officer’s

Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or assets that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all relevant conditions precedent have been complied with, and, subject to the Applicable Procedures, shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder, at its address appearing on the Security Register provided for in the Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 4.01 and Section 4.02 prior to the effective date of such Merger Event.

(d) The above provisions of this Section shall similarly apply to successive Merger Events.

Section 4.07. Certain Covenants. (a) The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, the maximum number of shares of Common Stock potentially required to satisfy conversion of the Notes from time to time as Notes are presented for conversion.

(b) The Company covenants that all shares of Common Stock that may be issued upon conversion of a Note will be newly issued shares or treasury shares, and will be duly authorized, fully paid and non-assessable and free from all taxes, liens and charges (other than those created by the Holder thereof).

(c) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(d) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 4.08. Responsibility of Conversion Agent and Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Bid Solicitation Agent shall be entitled to assume that the Conversion Rate in effect on any date is equal to the Conversion Rate set forth in the most recent Officer’s Certificate filed with the Trustee pursuant to Section 4.04(i) or, if no such Officer’s Certificate has been filed, the

Conversion Rate in effect on the date hereof. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent and the Bid Solicitation Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent nor the Bid Solicitation Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacities as Conversion Agent and Bid Solicitation Agent.

Section 4.09. Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 4.04 or Section 4.10;

(b) Merger Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of the Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed (at the Company’s expense) to each Holder at its address appearing on the Security Register provided for in the Indenture, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 4.10. Stockholder Rights Plans. To the extent that the Company has a rights plan in effect upon a conversion of the Notes to which Combination Settlement or Physical Settlement applies, each share of Common Stock issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time; provided that if at the time of conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, the Conversion Rate shall be increased pursuant to Section 4.04(c) at the time of separation as if the Company distributed to all or substantially all holders of Common Stock shares of Capital Stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 5

EVENTS OF DEFAULT

Section 5.01. Events of Default. Article Five of the Original Indenture shall not apply to the Notes. Instead the events of default provisions set forth in this Article 5 shall, with respect to the Notes, supersede in their entirety Article Five of the Original Indenture, and all references in the Original Indenture to Article Five thereof and events of default provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 5 and events of default provisions set forth in this Article 5, respectively. In particular, the reference to “clauses (1), (2) or (3) of Section 501” in Section 602(13) of the Original Indenture shall be deemed to be a reference to clauses (a), (b) and (d) of this Section 5.01. Each of the following events is an “Event of Default” with respect to the Notes:

(a) default by the Company in any payment of interest on any Note when due and payable, if such default continues for a period of 30 days;

(b) default by the Company in the payment of principal of any Note when due and payable;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right in accordance with Article 4, if such failure continues for a period of five Business Days;

(d) failure by the Company to pay the Fundamental Change Repurchase Price or the Redemption Price of any Note when due;

(e) failure by the Company to provide a Fundamental Change Company Notice pursuant to Section 3.01(b) or notice of a specified corporate event required by Section 4.01(b)(ii) or Section 4.01(b)(iii) in accordance with the relevant Section, in each case if such failure continues for a period of 10 days after the due date for such notice;

(f) failure by the Company to comply with its obligations under Article 8;

(g) failure by the Company for 75 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then Outstanding has been received to comply with any of its other agreements contained in the Notes or the Indenture;

(h) default by the Company or any of the Company’s Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding,

or by which there may be secured or evidenced, any Indebtedness in excess of $25 million in the aggregate of the Company and/or any such Significant Subsidiary (it being understood that the amount of any Indebtedness shall be determined after giving effect to any prior repayment thereof), whether such Indebtedness now exists or shall hereafter be created (i) resulting in such Indebtedness becoming or being declared due and payable, if such declaration of acceleration is not rescinded or annulled within 10 days after the Company has received notice of such acceleration or (ii) constituting a failure to pay the principal of or interest on any such Indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, if such default is not cured or waived within 10 days after the date when the payment was due; provided that, in the case of clause (i), if such declaration of acceleration is annulled or rescinded or, in the case of clause (ii), if such default is cured or waived, the related Event of Default with respect to the Notes shall be deemed to be cured for the purposes of the Indenture;

(i) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due;

(j) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days; or

(k) a final judgment for the payment of $25 million or more (excluding any amounts covered by insurance) rendered against the Company or any of its Significant Subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

Section 5.02. Acceleration; Rescission and Annulment. If an Event of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and any accrued and unpaid interest on, all of the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, notwithstanding any provision in the Indenture or in the Notes to the contrary. In the case of an Event of Default specified in Section 5.01(i) or Section 5.01(j) with respect to the Company, 100% of the principal of, and any accrued and unpaid interest on, all of the Notes shall automatically become immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of and interest on the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, (1) the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal, at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 606 of the Original Indenture, and (2) rescission would not conflict with any order or decree of a court of competent jurisdiction and (3) any and all existing Events of Default under the Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 5.09, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then Outstanding may, by written notice to the Company and to the Trustee, rescind and annul any consequence of any such Default or Event of Default with respect to any action taken on behalf of all of the Holders, including, without limitation, acceleration of the obligations, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture; but no such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

Section 5.03. Additional Interest. Notwithstanding any provisions of the Indenture to the contrary, if the Company so elects, the sole remedy during the first 365 days following an Event of Default relating to the Company’s failure to comply with its reporting obligations set forth in Section 2.04, shall consist exclusively of the right to receive Additional Interest on the Notes, as long as such Event of Default is continuing, at a rate equal to (x) 0.25% per annum of the principal amount of the Notes outstanding for each day during the 180-day period beginning on, and including, the date on which such Event of Default first occurs and (y) 0.50% per annum of the principal amount of the Notes outstanding during the 185-day period beginning on, and including, the 181st day that such Event of Default is continuing. If the Company elects to pay Additional Interest on account of such an Event of Default, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 366th day after such Event of Default occurs (if such Event of Default relating to the reporting obligations set forth in Section 2.04 is not cured or waived on or prior to such 366th day), the Notes shall be subject to acceleration as provided in Section 5.02. This Section 5.03 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default. In no event shall Additional Interest accrue on any day under the terms of the Indenture (taking any Additional Interest payable under this Section 5.03 together with any Additional Interest payable under Section 2.13) at an annual rate in excess of 0.50%.

In order to elect to pay Additional Interest as the sole remedy during the first 365 days after the occurrence of an Event of Default described in the immediately preceding paragraph, the Company must give notice to all Holders of Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 365-day period. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 5.03 or the Company elected to make such payments but does not pay the Additional Interest when due, the Notes shall be subject to acceleration as provided in Section 5.02.

Section 5.04. Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a), (b) or (d) of Section 5.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 606 of the Original Indenture. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 606 of the Original Indenture; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including reasonable agents and counsel fees, and including any other amounts due to the Trustee under Section 606 of the Original Indenture, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under the Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of the Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under the Indenture and such proceedings shall have been discontinued or abandoned because of any waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 5.05. Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 5 with respect to the Notes shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 606 of the Original Indenture;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price, Redemption Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal of and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest, to the extent permitted by applicable law, at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price, Redemption Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price, Redemption Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company or as otherwise directed by a court of competent jurisdiction.

Section 5.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price or Redemption Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing itself of any provision of the Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holder or Holders shall have offered, and, if requested, provided, to the Trustee such security or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby; and

(d) the Trustee shall not have complied with such request for 60 days after its receipt of such notice, request and offer of security or indemnity and does not receive, during those 60 days, from Holders of a majority in aggregate principal amount of the Notes then Outstanding, a direction pursuant to Section 5.09 that is inconsistent with the request, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of the Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under the Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 5.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of the Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 5.07. Proceedings by Trustee. In case of an Event of Default the Trustee may proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in the Indenture or in aid of the exercise of any power granted in the Indenture, or to enforce any other legal or equitable right vested in the Trustee by the Indenture or by law.

Section 5.08. Remedies Cumulative and Continuing. All powers and remedies given by this Article 5 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in the Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 5.06, every power and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders.

Section 5.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. Subject to Section 602(8) of the Original Indenture, the Holders of a majority in aggregate principal amount of the Notes then Outstanding shall have the right to (i) direct the Trustee to exercise any remedy available to it with respect to the Notes and (ii) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its discretion against all losses, liabilities and expenses caused by taking or not taking such action. The Holders of a majority of the aggregate principal amount of the Notes then Outstanding may on behalf of the Holders of all of the Notes, by written notice to the Trustee and the Company, waive any Default or Event of Default hereunder except that no such waiver shall be effective as to a Default or Event of Default with respect to (i) the non-payment of the principal (including the Fundamental Change Repurchase Price or Redemption Price) of, or accrued and unpaid interest, if any, on the Notes, (ii) a failure by the Company to pay or deliver, as the case may be, to converting Holders the consideration due upon conversion of the Notes in accordance with the Indenture or (iii) any provision of the Indenture that under Article 7 cannot be modified or amended without the consent of the Holder of each Outstanding Note affected, in each case unless each affected Holder consents thereto. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 5.09, said Default or Event of Default shall for all purposes of the Notes and the Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 5.10. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a Default or Event of Default of which a Responsible Officer has actual knowledge transmit to each Holder at the address of such Holder on the Security Register, notice of all Defaults or Events of Default known to any Responsible Officer, unless such Defaults or Events of Default shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default or Event of Default in the payment of the principal (including the Fundamental Change Repurchase Price or Redemption Price, if applicable) of, or accrued and unpaid interest on, any of the Notes or a Default or Event of Default in the payment or delivery, as the case may be, of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and for so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders. Section 601 of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Section 5.10.

Section 5.11. Statements as to Defaults. Section 1004 of the Original Indenture shall not apply to the Notes, and shall be superseded in its entirety by this Section 5.11. The Company shall deliver to the Trustee in accordance with Section 105 of the Original Indenture, as soon as practicable, and in any event within 30 days after an Officer of the Company first becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposes to take in respect thereof, and such Officer’s Certificate shall reference the Indenture and the Notes. The Company shall also deliver to the Trustee, in accordance with Section 105 of the Original Indenture, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate indicating whether the signers thereof know of any Default or Event of Default that occurred in the previous year and, if so, specifying each such Default or Event of Default and the nature thereof, and such Officer’s Certificate shall reference the Indenture and the Notes. The provisions in the second paragraph of Section 102 of the Original Indenture shall not apply to any Officer’s Certificate delivered pursuant to this Section 5.11.

Section 5.12. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

Section 5.13. Undertaking to Pay Costs. All parties to the Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under the Indenture or the Notes, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 5.13 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price or Redemption Price with respect to the Notes being purchased as provided in Article 3) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 4.

ARTICLE 6

SATISFACTION AND DISCHARGE

Section 6.01. Satisfaction and Discharge of the Supplemental Indenture. Articles Four and Fourteen of the Original Indenture shall not apply to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article 6 shall, with respect to the Notes, supersede in their entirety Articles Four and Fourteen of the Original Indenture and all references in the Original Indenture to Article Four thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 6 and the satisfaction and discharge provisions set forth in this Article 6. The Indenture, with respect to the Notes, shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether at the Maturity Date, on any Fundamental Change Repurchase Date or Redemption Date, upon conversion or otherwise, cash or, solely to satisfy outstanding conversions, cash and/or shares of Common Stock, as applicable, sufficient to pay all of the outstanding Notes or satisfy the Company’s Conversion Obligation, as the case may be, and pay all other sums due and payable under this Supplemental Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of the Indenture have been complied with. For the avoidance of doubt, notwithstanding the satisfaction and discharge of the Indenture, the obligations of the Company to the Trustee under Section 606 of the Original Indenture shall survive.

Section 6.02. Deposited Monies and Shares of Common Stock to be Held in Trust by Trustee. Subject to Section 1003 of the Original Indenture, all monies and shares of Common Stock, if any, deposited with the Trustee pursuant to Section 6.01 shall be held in trust for the sole benefit of the Holders of the Notes, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or settlement of which such monies or shares of Common Stock have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any, or to satisfy the Company’s Conversion Obligation, as the case may be. Money so held in trust is subject to the Trustee’s rights under Section 606 of the Original Indenture.

Section 6.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of the Indenture, with respect to the Notes, all monies and shares of Common Stock, if any, then held by the Trustee or any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid or re-delivered to it or, in the case of a Paying Agent other than the Trustee, paid or delivered to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock.

Section 6.04. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 6.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 6.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and shares of Common Stock in accordance with Section 6.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment or delivery from the money or shares of Common Stock, if any, held by the Trustee or Paying Agent.

ARTICLE 7

SUPPLEMENTAL INDENTURES

Section 7.01. Supplemental Indentures Without Consent of Holders. Article Nine of the Original Indenture shall not apply to the Notes. Instead the provisions set forth in this Article 7 shall, with respect to the Notes, supersede in their entirety Article Nine of the Original Indenture, and all references in the Original Indenture to Article Nine thereof and provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article 7 and provisions set forth in this Article 7, respectively. The Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or the consent of any Holder of the Notes to:

(a) cure any ambiguity, omission, defect or inconsistency that does not adversely affect Holders of the Notes;

(b) provide for the assumption by a Successor Company of the obligations of the Company under the Indenture and the Notes pursuant to Article 8;

(c) add guarantees with respect to the Notes;

(d) secure the Notes;

(e) add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) make any change that does not adversely affect the rights of any Holder; or

(g) conform the provisions of the Indenture to the “Description of Notes” section of the preliminary private placement circular dated May 4, 2015, as supplemented by the pricing term sheet dated May 6, 2015, relating to the offering and sale of the Notes.

Section 7.02. Supplemental Indentures with Consent of Holders. The provisions set forth in this Section 7.02 shall, with respect to the Notes, supersede in their entirety Section 1009 of the Original Indenture. If authorized by the Board of Directors as set forth in a Board Resolution, the Company and the Trustee may amend or supplement this Supplemental Indenture or the Notes, and compliance with any provision of the Indenture or the Notes may be waived, in each case with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then Outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), at the expense of the Company; provided that no amendment or supplemental indenture or waiver may without the written consent of the Holder of each Note affected:

(a) reduce the amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) make any change that adversely affects the conversion rights of any Notes;

(e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make any such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in money other than that stated in the Note;

(g) change the ranking of the Notes;

(h) impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note;

(i) modify the provisions with respect to any Optional Redemption of any Notes as set forth under Article 10 in a manner adverse to Holders in any material respect; or

(j) make any change in this proviso or in the waiver provisions in Section 5.09.

Holders do not need under this Article 7 to approve the particular form of any proposed amendment to the Indenture or any proposed supplemental indenture; it shall be sufficient if the required number of Holders approve the substance thereof.

Section 7.03. Notice of Amendment or Supplement. After an amendment or supplement under this Article 7 becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

Section 7.04. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by the Indenture, the Trustee shall receive, and shall be fully protected in conclusively relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture and that such supplemental indenture is a legal, valid and binding obligation of the Company, enforceable according to its terms. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise.

Section 7.05. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes; and every Holder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 7.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form satisfactory to the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company to the Indenture as amended or supplemented by such supplemental indenture may be prepared and executed by the Company, and authenticated and delivered by the Trustee in exchange for outstanding Notes.

ARTICLE 8

SUCCESSOR COMPANY

Section 8.01. Consolidation, Merger and Sale of Assets. Article Eight of the Original Indenture shall not apply to the Notes. The provisions set forth in this Article 8 shall, with respect to the Notes, supersede in their entirety Article Eight of the Original Indenture, and all references in the Original Indenture to Article Eight thereof shall, with respect to the Notes, be deemed to be references to this Article 8. The Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to, another Person, unless:

(a) the resulting, surviving or transferee Person (if not the Company) (the “Successor Company”) is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Successor Company (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture; and

(c) the Company shall have delivered to the Trustee the Officer’s Certificate and Opinion of Counsel pursuant to Section 8.03.

For purposes of this Section 8.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person that is not a Subsidiary of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 8.02. Successor Person Substituted. Upon any such consolidation, merger, sale, transfer, lease or other conveyance in which the Company is not the Successor Company and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or satisfied by the Company, such Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under the Notes and the Indenture, except in the case of a lease of all or substantially all of the Company’s properties and assets. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, transfer or conveyance (but not in the case of a lease) upon compliance with this Article 8 the Person named as the “Company” in the first paragraph of the Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 8 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 8.03. Opinion of Counsel to be Given to Trustee. Prior to execution of any supplemental indenture pursuant to this Article 8, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel that meets the requirements of Section 102 of the Original Indenture as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 8.

ARTICLE 9

LISTS OF HOLDERS

Section 9.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each June 1 and December 1 in each year beginning with June 1, 2015, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Security Registrar.

Section 9.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 9.01 or maintained by the Trustee in its capacity as Security Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 9.01 upon receipt of a new list so furnished.

ARTICLE 10

OPTIONAL REDEMPTION

Section 10.01. Optional Redemption.

The Company shall not be permitted to redeem the Notes prior to June 19, 2019, and no sinking fund is provided for the Notes. On or after June 19, 2019, the Company may from time to time redeem (an “Optional Redemption”) any or all of the Notes in cash at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date (the “Redemption Price”) (unless the Redemption Date falls after a Regular Record Date but on or prior to the corresponding Interest Payment Date, in which case the Company shall not pay accrued and unpaid interest to, but excluding, the Redemption Date to the Holder of the Notes being redeemed, and shall instead pay the full amount of accrued and unpaid interest to, but excluding, the Redemption Date on such Interest Payment Date to the Holder of record as of the close of business on such Regular Record Date); provided, that the Notes shall only be redeemable pursuant to this Article 10 if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the Trading Day immediately preceding the date on which the Company provides a Redemption Notice exceeds 130% of the applicable Conversion Price on each applicable Trading Day. The provisions in Articles Eleven and Twelve of the Original Indenture shall not apply to the Notes.

Section 10.02. Notice of Optional Redemption.

(a) In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 10.01, (i) the Company shall fix a date for redemption (each, a “Redemption Date”), and (ii) the Company shall give a written notice of such Optional Redemption (a “Redemption Notice”) to each record Holder of Notes to be redeemed at their addresses set forth in the Security Register (or, in the case of Global Notes, give in accordance with the Applicable Procedures), the Trustee and the Conversion Agent not more than 60 Scheduled Trading Days but not less than 45 Scheduled Trading Days prior to the Redemption Date (the date on which such Redemption Notice is delivered, the “Redemption Notice Date”). Prior to delivery of any Redemption Notice to the Holders, the Company shall deliver an Officer’s Certificate to the Trustee certifying that the Company is entitled to redeem the Notes in accordance with Section 10.01, upon which Officer’s Certificate the Trustee may conclusively rely.

(b) Each Redemption Notice shall specify:

(i) the applicable Redemption Date;

(ii) the Redemption Price;

(iii) that Holders may surrender their Notes for conversion upon satisfaction of the requirements set forth in the Indenture;

(iv) the Settlement Method which will apply to all conversions after the Company issues such Redemption Notice and on or prior to the Business Day immediately preceding the applicable Redemption Date (the “Redemption Period”);

(v) the Conversion Rate and, if applicable, the number of any Additional Shares to be added to the Conversion Rate under Section 4.03;

(vi) the time at which the Holders’ right to convert the Notes called for redemption will expire, which will be the close of business on the Business Day immediately preceding the applicable Redemption Date;

(vii) the aggregate principal amount of Notes to be redeemed, and whether less than all of the Outstanding Notes are to be redeemed;

(viii) the procedures a converting Holder must follow to convert its Notes;

(ix) that on the Redemption Date, the Redemption Price will become due and payable upon each such Note, and unless the Company defaults on the payment of the Redemption Price, that interest thereon, if any, shall cease to accrue on and after said date;

(x) the Place or Places of Payment where such Notes are to be surrendered for payment of the Redemption Price;

(xi) the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; provided, however, that such Redemption Notice may state that no representation is made as to the correctness of CUSIP, ISIN or other similar numbers, in which case none of the Company, the Trustee or any agent of the Company or the Trustee shall have any liability in respect of the use of any CUSIP, ISIN or other similar number or numbers on such Redemption Notice, and the redemption of such Notes shall not be affected by any defect in or omission of such numbers;

(xii) such other matters as the Company shall deem desirable or appropriate.

(c) Substantially concurrently with providing any Redemption Notice pursuant to Section 10.02(a), the Company shall issue a press release announcing such Optional Redemption and make such press release available on the Company’s website or through such other public medium as the Company may use at that time.

Section 10.03. Selection of Notes.

If less than all of the Outstanding Notes are to be redeemed, the Trustee shall select the Notes to be redeemed (in principal amounts of $1,000 or an integral multiple of $1,000 in excess thereof) by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate, subject, in each case, to compliance with the Applicable Procedures, if applicable. If a portion of a Holder’s Notes are selected for redemption and such Holder converts a portion of its Notes, such converted portion shall be deemed to be from the portion selected for redemption, except to the extent of the excess, if any, of such converted portion over such portion selected for redemption.

Section 10.04. Restrictions on Redemption.

Notwithstanding anything to the contrary herein, the Company may not redeem any Notes if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Section 10.05. Payment of Notes Called for Redemption.

(a) If any Redemption Notice has been given in respect of all or a portion of the Notes in accordance with Section 10.02, the Notes so to be redeemed shall become due and payable on the Redemption Date at the Place of Payment and at the applicable Redemption Price. Upon presentation and surrender of the Notes at the Place of Payment, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price. In the case of any redemption in part, any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without service charge to such Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

(b) Prior to 11:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of cash (in immediately available funds) sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for any Note to be redeemed shall be made on the Redemption Date for such Note or, if later, at the time of presentation of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 10.05. Commencing on the applicable Redemption Date, if the Company has deposited, or has segregated and is holding in trust, such funds, the Notes to be redeemed shall cease to accrue interest. The Paying Agent shall, promptly following such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Governing Law. THE INDENTURE AND EACH OF THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.02. No Security Interest Created. Nothing in this Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 11.03. Benefits of the Indenture. Nothing in the Indenture or in the Notes, express or implied, shall give to any Person, other than the parties to the Indenture, the Security Registrar, any Paying Agent, any Authenticating Agent, Conversion Agent and any Bid Solicitation Agent, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 11.04. Calculations. The Company shall be responsible for making all calculations called for under the Indenture and the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest and Additional Interest payable on the Notes and the Conversion Rate (including any adjustments thereto). The Company shall make all these calculations in good faith, and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and Conversion Agent (if other than the Trustee) is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of such Holder at the sole cost and expense of the Company. The Trustee shall neither have any responsibility for making any calculations, nor shall the Trustee be responsible for determining the date upon which any amounts mentioned herein must be paid.

Section 11.05. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.06. Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 11.07. Separability Clause. In case any provision in the Indenture or in any Note or coupon shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.08. Elections Under Original Indenture; Ratification of Original Indenture.

(a) The following elections under Section 301 of the Original Indenture shall apply to the Notes:

(i) Except as provided in Article 3 or upon acceleration in accordance with Section 5.02, Holders may not cause the Company to repay the Notes prior to the Maturity Date, and the provisions in Article Thirteen of the Original Indenture shall not apply to the Notes.

(ii) The Notes shall be senior Securities, and shall not be subject to any subordination provisions.

(iii) No Additional Amounts shall be payable with respect to the Notes, and the provisions in Section 1008 of the Original Indenture shall not apply to the Notes.

(iv) Holders shall not have the option to receive payments on the Notes in any Currency other than the Dollar, and the provisions in Sections 312 and 313 of the Original Indenture shall not apply to the Notes.

(b) The second sentence of Section 111 of the Original Indenture shall not apply to this Supplemental Indenture or the Notes.

(c) Except as amended hereby with respect to the Notes, the Original Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided. For the avoidance of doubt, each of the

Company and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Original Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee, whether acting as Trustee, Paying Agent, Security Registrar, Conversion Agent or Bid Solicitation Agent hereunder, as if set forth herein in full.

Section 11.09. The Trustee. The recitals in this Supplemental Indenture are made by the Company only and not the Trustee, and the Trustee assumes no responsibility for their correctness. All of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Notes and of this Supplemental Indenture as fully and with like effect as set forth in full herein, except as expressly modified hereby. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

HEARTWARE INTERNATIONAL, INC.

By:	/s/ Peter McAree
Name:	Peter McAree
Title:	SVP and Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lynn M. Steiner
Name:	Lynn M. Steiner
Title:	Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[For all Notes, include the following legend (the “OID Legend”) in accordance with the provisions of the Indenture:]

THIS NOTE HAS BEEN ISSUED WITH ‘‘ORIGINAL ISSUE DISCOUNT’’ (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO: HEARTWARE INTERNATIONAL, INC., CHIEF FINANCIAL OFFICER, 500 OLD CONNECTICUT PATH, BUILDING A, FRAMINGHAM, MASSACHUSETTS 01701.

[For all Notes, include the following legend (the “Non-Affiliate Legend”) in accordance with the provisions of the Indenture:]

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

[For Global Notes, include the following legend (the “Global Notes Legend”):]

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[For all Notes that are Restricted Notes, include the following legend (the “Restricted Notes Legend”):]

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(A) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(B) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(i)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(ii)	UNDER A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(iii)	TO A PERSON THE ACQUIRER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE); OR

(iv)	PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (B)(iv) ABOVE, THE COMPANY AND THE TRUSTEE OR THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK, AS APPLICABLE, RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE THAT IS THE LATER OF: (A) THE DATE THAT IS ONE YEAR AFTER THE ORIGINAL ISSUANCE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO; AND (B) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, IN EITHER CASE, AS NOTIFIED BY THE COMPANY TO THE TRUSTEE IN ACCORDANCE WITH THE PROCEDURES SET FORTH HEREIN.

THIS RESTRICTED NOTES LEGEND SHALL BE DEEMED REMOVED FROM THE FACE OF THIS NOTE WITHOUT FURTHER ACTION OF THE COMPANY, THE TRUSTEE OR HOLDERS OF THIS NOTE OR BENEFICIAL INTERESTS HEREIN AT SUCH TIME AS THE COMPANY DELIVERS THE FREE TRANSFERABILITY CERTIFICATE IN ACCORDANCE WITH THE INDENTURE AND PROVIDES NOTICE IN ACCORDANCE WITH SECTION 2.12 OF THE INDENTURE.

HeartWare International, Inc.

1.75% Convertible Senior Note due 2021

No. [ ]	Initially $	[	]

CUSIP No. [422368 AB6][; provided that, at such time as the Company delivers the Free Transferability Certificate in accordance with the Indenture and provides notice in accordance with Section 2.12 of the Indenture, the CUSIP number for this Note shall be deemed to be 422368 AC4]

HEARTWARE INTERNATIONAL, INC., a Delaware corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns, [        ] MILLION DOLLARS ($[        ]) [(or such greater or lesser principal amount as shall be specified in the “Schedule of Exchanges of Notes” attached hereto)] on the Maturity Date unless earlier converted, redeemed or repurchased, and to pay interest thereon as set forth in the manner, at the rates and to the Persons set forth in the Indenture.

This Note shall bear interest at a rate of 1.75% per annum from [●][insert May 13, 2015 for Initial Notes] or from the most recent date to which interest has been paid or provided to, but excluding, the next scheduled Interest Payment Date, until the principal hereof shall be repaid. Interest on this Note will be computed on the basis of a 360-day year composed of twelve 30-day months. Interest is payable semi-annually in arrears on each June 15 and December 15, commencing on December 15, 2015, to the Person in whose name this Note (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest. Additional Interest will be payable at the option of the Company on the terms set forth in Section 2.13 and Section 5.03, as applicable, of the within-mentioned Supplemental Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to such Section 2.13 or Section 5.03, as applicable, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

[The Company shall pay principal of and interest on this Note in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.] [As provided in and subject to the provisions of the Indenture, the Company shall pay principal of any Notes at the office or agency designated by the Company for that purpose.] The Company has initially designated the Trustee as its Paying Agent, Security Registrar, Conversion Agent and Bid Solicitation Agent in respect of the Notes and its agency in Minneapolis, Minnesota as a place where Notes may be presented for payment or for registration of transfer.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitation set forth in the Indenture. Such further provisions shall for all purposes have the same effect as if set forth at this place.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control. This Note, and any claim, controversy or dispute arising hereunder or related hereto, shall be governed by and construed in accordance with the laws of the State of New York.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, HEARTWARE INTERNATIONAL, INC. has caused this instrument to be signed manually or by facsimile by one of its duly authorized Officers.

Dated: [                    ]

HEARTWARE INTERNATIONAL, INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated: [                    ]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

HEARTWARE INTERNATIONAL, INC.

1.75% Convertible Senior Note due 2021

This Note is one of a duly authorized issue of Securities of the Company designated as its 1.75% Convertible Senior Notes due 2021 (herein called the “Notes”), issued under an Indenture dated as of December 15, 2010 (the “Original Indenture”), as amended and supplemented by the Second Supplemental Indenture dated as of May 13, 2015 (herein called the “Supplemental Indenture”; the Original Indenture, as amended and supplemented by the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), by and between the Company and Wilmington Trust, National Association, herein called the “Trustee,” and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

This Note shall be redeemable at the Company’s option in accordance with Article 10 of the Indenture. This Note is not subject to redemption at the option of the Company prior to June 19, 2019. On or after June 19, 2019, provided that the Last Reported Sale Price of the Common Stock exceeds a specified threshold during a period specified in Section 10.01 of the Indenture, the Company may redeem for cash any or all of the Notes at a Redemption Price specified in Section 10.01 of the Indenture. No sinking fund is provided for this Note.

The provisions in Articles Four, Five, Eight, Nine, Eleven, Twelve, Thirteen and Fourteen, and Sections 112, 203, 304, 305, 306, 307, 309, 310, 312, 313, 601, 703(1), 703(3), 1002, 1004, 1008 and 1009, the second sentence of Section 111, and the definitions of “Officer’s Certificate” and “Outstanding” in Section 101 of the Original Indenture shall not apply to the Notes, and Article 5, Article 6, Article 7, Article 8, Section 2.01, Section 2.02, Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.10, Section 2.11, Section 2.12, Section 4.02(h), Section 5.10, Section 5.11, and the definition of “Officer’s Certificate” and “Outstanding” in Section 1.02 of the Supplemental Indenture supersede the entirety thereof.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding June 15, 2021, and (ii) on or after June 15, 2021, at any time prior to the close of business on the Scheduled Trading Day immediately preceding the Maturity Date, to convert this Note or a portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination thereof, at the Company’s election, on the terms specified in the Indenture.

As provided in and subject to the provisions of the Supplemental Indenture, the Company shall make all payments in respect of any Fundamental Change Repurchase Price, Redemption Price and the principal amount on the Fundamental Change Repurchase Date, Redemption Date or the Maturity Date thereof, as the case may be, of, this Note to the Holder that surrenders a Note to the Paying Agent to collect such payments in respect of this Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to certain exceptions and the provisions of the Indenture, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest on all Notes may be declared due and payable, by either the Trustee or Holders of not less than 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of, interest on and the consideration due upon conversion of, this Note at the time, place and rate, and otherwise on the terms prescribed herein and in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax payable in connection therewith to the extent provided in the Indenture.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A1

SCHEDULE OF EXCHANGES OF NOTES

HEARTWARE INTERNATIONAL, INC.

1.75% Convertible Senior Notes due 2021

The initial principal amount of this Global Note is [        ] DOLLARS ($[        ]). The following exchanges, purchases or conversions of a part of this Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[1]	Insert for Global Note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: HeartWare International, Inc.

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination thereof in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any check in payment for fractional shares of Common Stock, and any Notes representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the open of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date with respect to the principal of this Note to be converted. If any shares of Common Stock or portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto as set forth in Section 4.02(d) or Section 4.02(e) of the Supplemental Indenture. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature(s)

Fill in for registration of any shares of Common Stock and Notes if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address (including zip code number)

Social Security or other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: HeartWare International, Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from HeartWare International, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Repurchase Date.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number principal amount to be repaid (if less than all): $ , 000

NOTICE: The signature on the Fundamental Change Repurchase Notice must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received,              hereby sell(s), assign(s) and transfer(s) unto              (Please insert Social Security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐ To HeartWare International, Inc. or a subsidiary thereof; or

☐ Pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended; or

☐ To a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐ Pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

[TO BE SIGNED BY PURCHASER IF THE SECOND, THIRD OR FOURTH BOX ABOVE IS CHECKED]

[Include if the second, third or fourth box above is checked] [The undersigned (on the immediately following signature line) represents and warrants that it is not, and has not been for the immediately preceding three months, an “affiliate” (as defined in Rule 144 under the Securities Act of 1933, as amended) of HeartWare International, Inc.]

[Include if the third box above is checked] [The undersigned (on the immediately following signature line) represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.]

[Date:	Signed:	]

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, unless one of the above boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided that, if the fourth box is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, if none of the foregoing boxes is checked, the Trustee or Security Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:

Signature(s)

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee

(Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agents Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Signature Program (MSP); (iii) The Stock Exchanges Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee)

EXHIBIT B

[FORM OF FREE TRANSFERABILITY CERTIFICATE]

Officer’s Certificate

[date]

[NAME OF OFFICER], the [TITLE] of HeartWare International, Inc., a Delaware corporation (the “Company”) does hereby certify in respect of $[ add principal amount] of the Company’s 1.75% Convertible Senior Notes due 2021 (CUSIP: 422368 AB6) (the “Notes”) pursuant to the terms of the Indenture, dated as of May 13, 2015 (as may be amended or supplemented from time to time, the “Indenture”), by and between the Company and Wilmington Trust, National Association (the “Trustee”), on behalf of the Company and not in a personal capacity that:

1. The undersigned is permitted to sign this “Officer’s Certificate” on behalf of the Company, as the term “Officer’s Certificate” is defined in the Indenture.

2. The undersigned has read, and thoroughly examined, the Indenture and the definitions therein relating thereto.

3. In the opinion of the undersigned, the undersigned has made such examination as is necessary to enable the undersigned to express an informed opinion as to whether or not all conditions precedent to the removal of the Restricted Notes Legend described herein from the Notes as provided for in the Indenture have been complied with.

4. To the best knowledge of the undersigned, all conditions precedent described herein as provided for in the Indenture have been complied with.

5. The Resale Restriction Termination Date for the Notes is [Date]. The Company is satisfied that the Notes are not subject to the restrictions set forth in the Restricted Notes Legend and Section 2.11 of the Indenture.

In accordance with Section 2.12 of the Indenture, the Company hereby advises you as follows:

1. The Restricted Notes Legend set forth on the Notes shall be deemed removed from the Notes in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of the Holders.

2. The restricted CUSIP number for the Notes shall be deemed removed from the Notes and replaced with an unrestricted CUSIP number, which unrestricted CUSIP number shall be 422368 AC4, in accordance with the terms and conditions of the Notes and as provided in the Indenture, without further action on the part of the Holders.

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

[Signature page follows.]

B-1

IN WITNESS WHEREOF, the undersigned signed this Officer’s Certificate as of the date written above.

HeartWare International, Inc.

By:
Name:
Title:

B-2

EXHIBIT C

[FORM OF RESTRICTED STOCK LEGEND]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(A) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(B) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), EXCEPT:

(i)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(ii)	UNDER A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(iii)	TO A PERSON THE ACQUIRER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, ALL IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE); OR

(iv)	PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (B)(iv) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE THAT IS THE LATER OF: (A) THE DATE THAT IS ONE YEAR AFTER THE ORIGINAL ISSUANCE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO; AND (B) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW.

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